UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on May 3, 2021, GPM Investments, LLC, a Delaware limited liability company (including its affiliates, “GPM”) and a subsidiary of ARKO Corp., a Delaware corporation (the “Company”), entered into a Standby Real Estate Purchase, Designation and Lease Program agreement (as amended, the “Program Agreement”) with Blue Owl Real Estate Fund VI OP LP (f/k/a Oak Street Real Estate Capital Fund VI OP, LP) and certain of its affiliates (collectively, “Blue Owl”). Subject to the terms of the Program Agreement, Blue Owl had agreed to purchase up to $1.5 billion of convenience store and gas station real property, cardlock fuel stations and, subject to Blue Owl’s reasonable approval, other types/classifications of real property that GPM may acquire, including in connection with purchase agreements that GPM may from time to time enter into to acquire the foregoing from third parties. Following any such purchase, GPM would enter into one or more triple-net lease agreements with Blue Owl, pursuant to which GPM would lease such properties from Blue Owl based upon commercial terms contained in the Program Agreement. The term of the Program Agreement had been scheduled to expire on September 30, 2024.

On September 30, 2024, GPM and Blue Owl entered into a sixth amendment to the Program Agreement (the “Sixth Amendment”), which, among other things, (i) extended the term of the Program Agreement and Blue Owl’s exclusivity thereunder through September 30, 2025, subject to certain early termination events (the “Exclusivity Period”) and (ii) provides for up to $1.0 billion of capacity under the Program Agreement from May 2, 2023 through the expiration of the Exclusivity Period, subject to reduction for any amounts Blue Owl funds to GPM in connection with certain other projects that may be entered into between Blue Owl and GPM. The other material terms of the Program Agreement remained substantially unchanged.

The foregoing description of the Sixth Amendment is only a summary and is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1 *+

Sixth Amendment, dated as of September 30, 2024, to Standby Real Estate Purchase, Designation and Lease Program, by and among GPM Investments, LLC, GPM Portfolio Owner LLC and Blue Owl Real Estate Fund VI OP LP (f/k/a Oak Street Real Estate Capital Fund VI OP, LP).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(b)(10)(iv) of Regulation S-K, portions of this exhibit have been omitted because the Company customarily and actually treats the omitted portions as private or confidential, and such portions are not material. The Company will supplementally provide a copy of an unredacted copy of this exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

+ Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Corp.

Date:	October 2, 2024	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler President, Chief Executive Officer and Chairman of the Board